EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-51538 and No. 333-163818) of Greene County Bancorp, Inc. (the “Company”) of our report dated September 17, 2010, relating to the Company’s consolidated financial statements as of and for the years ended June 30, 2010 and 2009, which report appears in the Annual Report to Shareholders included as Exhibit 13 in this Form 10-K.

/s/ ParenteBeard LLC
ParenteBeard LLC
Syracuse, New York
September 27, 2010